UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

THE DOW CHEMICAL COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan	48674
(Address of principal executive offices)	(Zip code)

(989) 636-1000

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year

The board of directors of The Dow Chemical Company (the “Company”) adopted resolutions approving an amendment to the Company’s Restated Certificate of Incorporation by way of a certificate of elimination (the “Certificate of Elimination”) for the Company’s Cumulative Convertible Perpetual Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Stock”) contingent upon the conversion of all such Series A Preferred Stock into shares of the Company’s common stock. As previously disclosed, all shares of the Series A Preferred Stock have been converted into shares of the Company’s common stock effective December 30, 2016. On January 6, 2017, the Company filed the Certificate of Elimination with the Secretary of State of the State of Delaware, which is the effective date of the amendment. The filing of the Certificate of Elimination was authorized by the board of directors of the Company in accordance with the General Corporation Law of the State of Delaware.

The Certificate of Elimination has the effect of: (a) eliminating the previously designated 4,000,000 shares of Series A Preferred Stock, none of which were outstanding at the time of the filing; (b) upon such elimination, causing such Series A Preferred Stock to resume the status of authorized and unissued shares of preferred stock, par value $1.00 per share, of the Company, without designation as to series; and (c) eliminating from the Company’s Restated Certificate of Incorporation all references to, and all matters set forth in, the certificates of designations for the Series A Preferred Stock. The Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2017

The Dow Chemical Company

By:	/s/ Amy E. Wilson
	Name:	Amy E. Wilson
	Title:	Corporate Secretary and Assistant General Counsel

EXHIBITS

Exhibit No.	Description

3.1	Certificate of Elimination